EXHIBIT 10.1

EXECUTION COPY

THIRD AMENDMENT
TO THE AMENDED AND RESTATED SERIES 2002-A SUPPLEMENT
TO THE MASTER FACILITY AGREEMENT

THIRD AMENDMENT, dated as of March 31, 2009 ("Third Amendment"), among MARLIN LEASING CORPORATION, individually, and as the Servicer (in such capacity, the "Servicer"), MARLIN LEASING RECEIVABLES CORP. II, as the Obligors' Agent ("MLR II"), MARLIN LEASING RECEIVABLES II LLC, as the Obligor ("MLR II LLC"), JPMORGAN CHASE BANK, N.A. (in such capacity, the "Agent"), and WELLS FARGO BANK, N.A. (the "Trustee") to AMENDED & RESTATED SERIES 2002-A SUPPLEMENT to the MASTER LEASE RECEIVABLES ASSET-BACKED FINANCING FACILITY AGREEMENT.

PRELIMINARY STATEMENT.  Reference is made to the Amended & Restated Series 2002-A Supplement, dated as of March 15, 2006 (as amended, the "Series Supplement"), among the Servicer, MLR II, MLR II LLC, the Agent, and the Trustee to the Master Lease Receivables Asset-Backed Financing Facility Agreement, dated as of April 1, 2002 (as amended, the "Master Agreement"), among the Servicer, MLR II and the Trustee, as further amended by the First Amendment to the Series Supplement, dated as of August 29, 2008, among the Servicer, MLR II, MLR II LLC, the Agent and the Trustee, and as further amended by the Second Amendment thereto, dated as of March 15, 2009, among the Servicer, MLR II, MLR II LLC, the Agent and the Trustee.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Series Supplement.

Each of the parties hereto has agreed to amend the Series Supplement as hereinafter set forth.

Section 1.  Third Amendment to the Series Supplement.  The Series Supplement is, effective as of the date hereof, hereby amended as follows:

(a)
The definitions of “Aggregate Contract Principal Balance,” “Bank Approval,” “Cumulative Net Loss Percentage,” “Performance Guarantor” and “Performance Guaranty” are hereby added to Section 2.01 as alphabetically appropriate as follows:

“Aggregate Contract Principal Balance” equals $165,462,691 as of March 31, 2009.

“Bank Approval” means that certain requisite governmental approval or governmental approvals the receipt of which is necessary in order to expand the deposit-taking capacity of Marlin Business Bank beyond that currently permitted by the FDIC.

“Cumulative Net Loss Percentage” means, with respect to each Collection Period (commencing with the April 2009 Collection Period), the percentage equivalent of a fraction, the numerator of which is the excess of the (a) Contract Principal Balance of all Contracts that became Charged-Off Contracts during such Collection Period  and all prior Collection Periods commencing with the April 2009 Collection Period over (b) the aggregate amount of all Recoveries collected by the Servicer with respect to such Collection Periods and the denominator of which is the Aggregate Contract Principal Balance.

“Performance Guarantor” means Marlin Business Services Corp.

“Performance Guaranty” means that certain Performance Guaranty dated as of March 31, 2009 by the Performance Guarantor in favor of the Trustee, as such agreement may be amended, supplemented or modified from time to time.

(b)	The definition of “EBITDA” in Section 2.01 is hereby amended and restated in its entirety to read as follows:

“EBITDA” means for any period, for Marlin Business Services Corp. and its consolidated subsidiaries, the sum of the company’s adjusted net income for such period plus (i) income taxes, (ii) Interest Expense and (iii) depreciation and amortization, all of which is to be computed over the previous twelve calendar months.

(c)	The definition of “Fee Rate” in Section 2.01 is hereby amended and restated in its entirety to read as follows:

“Fee Rate” means the aggregate of the rates at which fees are payable in connection with Series 2002-A (i.e., a LIBO Margin of 475 basis points, the Servicing Fee of 1.00%, the Trustee’s Fee of 0.015%, and the Back-Up Servicer’s Fee of 0.03%).

(d)	The definition of "Liquidity Expiration Date" in Section 2.01 is hereby amended and restated in its entirety to read as follows:

“Liquidity Expiration Date” means March 30, 2010.

(e)	The definition of “Maximum Series Limit” in Section 2.01 is hereby amended and restated in its entirety to read as follows:

“Maximum Series Limit” means, at any time, the then-outstanding Series 2002-A Note Balance (calculated after giving effect to any reduction thereof on such day).

(f)	The definition of “Series 2002-A Related Documents” in Section 2.01 is hereby amended and restated in its entirety to read as follows:

“Series 2002-A Related Documents” means, collectively, this Series 2002-A Supplement, the Fee Letter, the Performance Guaranty, the Hedge Agreement(s), the Master Agreement, the Master Transfer Agreement, the Collateral Administration Agreement, the Note Purchase Agreement, the Series 2002-A Notes and all other instruments, documents, financing statements and agreements executed and delivered by the Obligor, the Obligors’ Agent or the Servicer in connection herewith or therewith and each Series 2002-A Transfer Agreement Supplement executed pursuant thereto with respect to the Series 2002-A Trust Estate.

(g)	The definition of “Termination Date” in Section 2.01 is hereby amended and restated in its entirety to read as follows:

“Termination Date” means the earliest to occur of: (i) March 30, 2010, or such later date as the parties (with the express written consent of the Agent) may hereafter agree in accordance with Section 4.01(i), (ii) the day designated as the Termination Date by the Obligor on sixty (60) days’ prior written notice to the Agent, (iii) the day on which the Series Controlling Party declares the occurrence of the Termination Date or on which the Termination Date automatically occurs pursuant to Section 5.01, (iv) the 90th day following the date on which the Agent has delivered a written notice to the Transferor to the effect that the most recent audit completed by the Agent or its designee of the Transferor’s origination, servicing and documentation procedures has revealed to the Agent deficiencies which it reasonably believes creates a material adverse effect on the facility, (v) a Hedge Counterparty fails to satisfy the definition thereof and is not replaced within fifteen (15) Business Days by a Person satisfying the definition thereof, (vi) the Liquidity Expiration Date and (vii) the Second Amended and Restated Warehouse Revolving Credit Facility agented by National City Bank  is paid in full and one or more replacement Committed Financing Facilities (in addition to this facility) providing for committed financing, in the aggregate (excluding this facility), of not less than $20,000,000 is not in place at any time.  The Agent shall notify the Obligors’ Agent immediately upon receipt of notice of, but in any event at least 10 days prior to the date referenced in clause (vi), the up-coming occurrence of such event described in clause (vi).  In addition, no later than 45 days before the scheduled termination of the Liquidity Agreement, the Agent shall notify the Obligors’ Agent as to whether the Company has submitted a renewal request under the Liquidity Agreement.

(h)	The definition of “Revolving Period” in Section 2.01 is hereby amended and restated in its entirety to read as follows:

“Revolving Period” means the period from and including the Series Closing Date to but excluding April 1, 2009.

(i)	The definition of “Amortization Period” in Section 2.01 is hereby amended and restated in its entirety to read as follows:

“Amortization Period” means the period commencing on April 1, 2009, and ending on the earlier to occur of (i) the final disposition of, and application of the proceeds of, the Series 2002-A Trust Estate and (ii) the payment in full of all Series Trustee Secured Obligations.

(j)	The lead-in phrase of Section 3.03(a)(i) is hereby amended and restated in its entirety to read as follows:

(i) if such Settlement Date occurs during the Revolving Period, or relates to the distribution of amounts collected during the Collection Period immediately preceding the end of the Revolving Period:

(k)	The lead-in phrase of Section 3.03(a)(ii) is hereby amended and restated in its entirety to read as follows:

(ii)  for any other Settlement Date not covered in Section 3.03(a)(i):

(l)	Priority sixteenth of clause (a)(ii) of Section 3.03 is hereby amended and restated in its entirety to read as follows:

sixteenth, from the remaining Series 2002-A Available Funds, to the Series 2002-A Noteholders in reduction of the Series 2002-A Note Balance, the greatest of the following:

(w)	50% of such remaining Series 2002-A Available Funds after giving effect to distributions set forth in clauses first through fifteenth above;

(x)
if a Series Event of Default has occurred and is continuing, (as applicable), 100% of such remaining Series 2002-A Available Funds after giving effect to distributions set forth in clauses first through fifteenth above; and

(y)
if, following March 31, 2009, Marlin or an Affiliate thereof issues securities eligible to be financed by investors under the Federal Reserve Bank of New York's Term Asset-Backed Securities Loan Facility (“TALF”) and the enhancement level (overcollateralization, plus subordinate classes of securities, plus the reserve account) required by the rating agencies to achieve the “AAA” level (the “AAA Enhancement Level”) exceeds the enhancement level then supporting the Series 2002-A Notes, 100% of such remaining Series 2002-A Available Funds after giving effect to distributions set forth in clauses first through fifteenth above, until such AAA Enhancement Level is reached (and maintained on each subsequent Settlement Date) with respect to the Series 2002-A Notes.

(m)
Clause (d) of Section 4.01 is hereby amended by deleting the word “and” from sub-clause (v), replacing the period at the end of sub-clause (vi) with “; and”, and adding the following new sub-clause (vii):

(vii)  the proposed date of such Advance is on or prior to March 31, 2009.

(n)	Clauses (h), (n), (o), (p), (q) and (y) of Section 5.01 are hereby amended and restated in its entirety to read as follows:

(h)           [Reserved]; or

(n)           [Reserved]; or

(o)           [Reserved]; or

(p)
during the Amortization Period only, the Three- Month Rolling Average 31 to 60 Day Delinquency Ratio exceeds 6.0%, or the Three-Month Rolling Average 61 to 90 Day Delinquency Ratio exceeds 1.75%, or the Three-Month Rolling Average 91 Plus Day Delinquency Ratio exceeds 1.25%; or

(q)
the Cumulative Net Loss Percentage exceeds (i) 0.75% for any Collection Period ending on or prior to June 30, 2009, (ii) 1.50% for any Collection Period ending on or prior to September 30, 2009, (iii) 2.25% for any Collection Period ending on or prior to December 31, 2009, or (iv) 3.00% for any Collection Period ending on or prior to March 30, 2010; or

(y)	the Interest Coverage Ratio for Marlin Business Services Corp. as at the end of any calendar quarter is less than 1.25:1, measured quarterly on a rolling four quarter basis; or

(o)	A new Section 6.04 is hereby added as follows:

Section 6.04  Repayment From TALF Proceeds.  The net proceeds from any sale of “AAA” (but not any lower-rated tranche, if any are sold, which such proceeds shall be paid over to Marlin or an Affiliate thereof) TALF securities shall be deposited to the Series 2002-A Facility Account and applied as a prepayment of the Series 2002-A Note Balance; provided that no release of Contracts from the Series 2002-A Trust Estate shall be permitted unless in connection therewith either (i) the Series 2002-A Notes are repaid in full or (ii) after giving effect to the application of the proceeds of any such release, the Borrowing Base (calculated using a Purchase Price Percentage of 75%) exceeds the Series 2002-A Note Balance.

(p)	Except as amended by provisions above, all provisions of the Series Supplement shall remain in full force and effect and are reconfirmed and ratified as of the date hereof.

Section 2.  Conditions Precedent.  This Third Amendment shall not become effective unless the following conditions have been met or waived:

(i)	The Agent shall have received such other instruments, agreements, documents and certificates as it shall reasonably require in connection with this Third Amendment; and

(ii)	MLR II and MLR II LLC shall have paid all amounts payable on the date hereof under the Fee Letter.

Section 3.  Governing Law.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 4.  Headings.  Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any purpose.

Section 5.  Counterparts.  This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Third Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Third Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Third Amendment.

Section 6.  Representations and Warranties.  Each of the Servicer, MLR II and MLR II LLC reaffirms and restates the representations and warranties set forth in the Series Supplement and any agreement, document or instrument related thereto, and certifies that such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date, in which case they were true and correct as of such date.  In addition, the Servicer, MLR II and MLR II LLC each represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no Series Event of Default or Event of Servicer Termination (nor any event that but for notice or lapse of time or both would constitute an Series Event of Default or Event of Servicer Termination) shall have occurred and be continuing as of the date hereof nor shall any Series Event of Default or Event of Servicer Termination (nor any event that but for notice or lapse of time or both would constitute a Series Event of Default or Event of Servicer Termination) occur due to this Third Amendment becoming effective, (b)  the Servicer, MLR II and MLR II LLC each has the corporate or other power and authority to execute and deliver this Third Amendment and has taken or caused to be taken all necessary corporate actions to authorize the execution and delivery of this Third Amendment, and (c) no consent of any other person (including, without limitation, shareholders, members or creditors of the Servicer, MLR II or MLR II LLC), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Third Amendment other than such that have been obtained.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to the Amended & Restated Series 2002-A Supplement to be fully executed by their respective officers as of the day and year first above written.

MARLIN LEASING CORPORATION,
in its individual capacity and as Servicer

By:
Name:
Title:

MARLIN LEASING RECEIVABLES CORP. II, as the Obligors' Agent

By:
Name:
Title:

MARLIN LEASING RECEIVABLES II LLC,
as the Obligor

By:	MARLIN LEASING RECEIVABLES CORP. II,
as Managing Member

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title: